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                                                                     Exhibit 10A

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 333-15265 of Merrill Lynch Index Funds, Inc., consisting of Merrill Lynch S&P 500 Index Fund, Merrill Lynch Small Cap Index Fund, Merrill Lynch Aggregate Bond Index Fund, and Merrill Lynch International Index Fund (collectively, the "Funds") on Form N-1A of our reports dated February 13, 2004 for each Fund and for Master S&P 500 Index Series, Master Small Cap Index Series, Master Aggregate Bond Index Series, and Master International Index Series of Quantitative Master Series Trust, appearing in the December 31, 2003 Annual Reports of the respective Funds, which are incorporated in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the references to us under the captions "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
April 21, 2004